UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 1, 2005

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD

Seagate will be meeting with investors at a conference on December 1, 2005 at which company executives will be providing an update to the business outlook for both the second fiscal quarter ending on December 30, 2005 and fiscal year 2006 ending on June 30, 2006.

Specifically the company will discuss the following with investors:

Fiscal Q2 2006

•	The company has experienced better than expected demand and product mix for desktop class storage products.

•	Demand for notebook storage products remains strong. Additionally, supply of notebook drives continues to be constrained by the availability of glass substrates.

•	Pricing, in aggregate, is anticipated to be slightly better than expected.

•	The demand and pricing environment in the month of December will heavily influence the company’s financial performance for the December quarter.

Given the above, the company now expects revenue of approximately $2.2 billion, operating expenses, defined as R&D and SG&A, of approximately $280 million, and diluted earnings per share, excluding non-cash stock based compensation, to be in the range of $0.53-$0.57. Charges for non-cash stock based compensation are expected to be approximately $0.04 per share, which equates to GAAP diluted earnings per share of $0.49-$0.53.

Fiscal 2006

Due to the dynamic nature of the disc drive industry, the outlook with respect to the entire fiscal 2006 is subject to greater variability and less certainty.

The company’s fiscal 2006 outlook assumes:

•	The total available market (TAM) for enterprise storage products is expected to be comparable to the September and December quarters.

•	The TAM for desktop storage products is expected to experience historically normal seasonality.

•	The TAM for notebook storage products is expected to experience a modest decline compared to the December quarter.

•	The TAM for consumer electronic storage products is expected to increase sequentially as compared to the December quarter.

•	Price erosion in each market is expected to be at the mid-point or better of historical norms, and therefore the company anticipates normal price competition.

•	Seagate executes to plan, specifically in relation to:

•	qualification and ramp of the 80GB per platter, 2.5” notebook drive,

•	completion of OEM qualifications and ramp of the 160GB per platter, 3.5” desktop class drive,

•	sequential growth in notebook unit shipments,

•	continued success in penetrating near-line storage market with high capacity 7200rpm drives,

•	continued penetration in the retail market with our branded products, and

•	improvement in the supply of both aluminum and glass substrates.

Given the above assumptions, the company expects diluted earnings per share for fiscal 2006, excluding non-cash stock based compensation, to be approximately $2.00. Charges for non-cash stock based compensation are expected to be approximately $0.16 per share, which equates to GAAP diluted earnings per share of approximately $1.84.

The information contained in this Current Report on Form 8-K is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to future financial performance, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this Current Report on Form 8-K and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the variable demand and the aggressive pricing environment for disc drives; dependence on the company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current disc drive products; and the adverse impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 1, 2005 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on October 28, 2005. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: December 1, 2005	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary